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 AmerUs Group Co.
 Exhibit 11 - Statement Re:  Computation of Earnings Per Share
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                                                                  For The Three Months Ended June 30,
                                              --------------------------------------------------------------------------
                                                            2002                                 2001
                                              ----------------------------------     -----------------------------------
                                               Net         Number     Per Share       Net        Number of    Per Share
                                              Income      of Shares     Amount       Income        Shares       Amount
                                              ---------------------------------      -----------------------------------
                                                               ($ in thousands, except per share amounts)
Basic EPS
      Net Income from Continuing Operations   $ 3,722       40,155       $0.09       $19,695       34,365       $0.57
                                              --------------------------------       --------------------------------
Effect of dilutive securities
      Options                                       -          505           -             -           40           -
      Warrants                                      -            1           -             -          124           -
                                              --------------------------------       --------------------------------
Diluted EPS                                   $ 3,722       40,661       $0.09       $19,695       34,529       $0.57
                                              ================================       ================================


                                                                  For The Six Months Ended June 30,
                                              --------------------------------------------------------------------------
                                                            2002                                 2001
                                              ----------------------------------     -----------------------------------
                                               Net         Number     Per Share       Net        Number of    Per Share
                                              Income      of Shares     Amount       Income        Shares       Amount
                                              ----------------------------------     -----------------------------------
                                                               ($ in thousands, except per share amounts)

Basic EPS
      Net Income from Continuing Operations   $28,180       40,749       $0.69       $39,153       32,182       $1.22

Effect of dilutive securities
      Options                                       -          507       (0.01)            -           39           -
      Warrants                                      -           56           -             -          105       (0.01)

                                              ----------------------------------     -----------------------------------
Diluted EPS                                   $28,180       41,312       $0.68       $39,153       32,326       $1.21
                                              ==================================     ===================================
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